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                                                                    EXHIBIT 4.25

                              SECOND AMENDMENT TO
                        DRYPERS CORPORATION 401(K) PLAN


     THIS AGREEMENT by Drypers Corporation (the "Sponsor"),

                                  WITNESSETH:

     WHEREAS, on June 28, 1994, the Sponsor executed the Plan and Trust Agreement known as "Drypers Corporation 401(k) Plan" (the "Plan"); and

     WHEREAS, the Sponsor retained the right in Section 11.1 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 22nd day of June 1998, to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1997, unless a different effective date is expressly stated or required by law, as follows:

     1. Section 3.1 is deleted in its entirety and the following shall be substituted in its place:

          3.1 ELIGIBILITY REQUIREMENTS. Each Employee shall be eligible to participate in this Plan beginning on the first day of the calendar quarter which starts with or next follows the later of (a) the effective date of the adoption of this Plan by the Employer, (b) the date the Employee attains age 18 or (c) the date during the Computation Period on which the Employee completes 1,000 Hours of Employment in that Computation Period, but in no event less than six months from the Employee's first day of employment. However, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative and the collective bargaining agreement does not require the Employer to include those Employees in this Plan.

     2. Section 4.3(f) is deleted in its entirety and the following shall be substituted in its place:

          (f) an amount, if any, which is designated by the Board of Directors to be the Employer Discretionary Contribution for the Plan Year, which amount may be contributed all in Company Stock, all in cash, or in any combination thereof as determined in the discretion of the Board of Directors. "Company Stock" means the common stock of Drypers
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     Corporation, $.001 par value of Drypers Corporation. Company Stock shall be valued for this purpose as of the date of contribution.

     3. Section 5.3(f) is deleted in its entirety and the following shall be substituted in its place:

          (f) allocate the Employer Discretionary Contribution, if any, among the Members who are eligible to participate, who are credited with at least 1,000 Hours of Employment for the Plan Year, and who are employed by one of the Employers or Affiliated Employers at the end of the Plan Year or became disabled, died or retired during the Plan Year, based upon each Member's Considered Compensation for the Plan Year as compared to the Considered Compensation of all Members employed by the Employer or Affiliated Employer and entitled to an allocation pursuant to this Section 5.3(f) for the Plan Year.

     4. Section 5.3 is amended by adding the following subsections following 5.3(g):

          (h) allocate the cash and Company Stock dividends paid with respect to Company Stock when received among the Members and former Members with Account balances in Company Stock in proportion to the number of shares of Company Stock (of the class with respect to which the dividend is paid) allocated to Member's or former Member's Accounts as of the record date for the dividend.

          (i) if the shares of Company Stock are subdivided, allocate the additional shares acquired by the Trustee upon the subdivision when received among the Members and former Members with Account balances in Company Stock in proportion to the number of shares of Company Stock (of the class with respect to which the subdivision is made) allocated to the Member's or former Member's Accounts as of the record date for the subdivision.

     5. Effective July 1, 1998, Sections 5.4, 6.10, 6.15, and 11.8 are hereby amended to increase the maximum account balance of a Member subject to involuntary cash out from $3,500 to $5,000 by substituting $5,000 for $3,500 each time it appears.

     6. Section 6.1 is deleted in its entirety and the following shall be substituted in its place:

          6.1 VALUATION OF ACCOUNTS FOR WITHDRAWALS AND DISTRIBUTIONS. Normally, for the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next preceding the withdrawal, adjusted only for Contributions, distributions and withdrawals, if any, made between the Valuation Date and the date of distribution; provided, if the valuation is made on a daily basis as of each business day, the Accounts shall be valued as of the withdrawal or distribution. However, for

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     purposes of making a distribution or withdrawal of the Member's or former
     Member's interest in the Company Stock Fund, the value of shares of Company Stock allocated to the Member's or former Member's Account shall be the net cash proceeds of the sale of the Company Stock when the Trustee sells it in order to make the distribution or withdrawal.

     7. Section 6.10 is amended by adding subsection (d) immediately after subsection (c), as follows:

          (d) Notwithstanding the provisions of this Section 6.10, the Member's vested portion of his Accounts which is invested in the Company Stock Fund shall be distributed in cash, as elected in subsections (a)-(c) above, valued at the net proceeds received from the sale of the Company Stock.

     8. Section 9.1 is amended by adding the following sentence at the end of such Section as follows:

          The Plan may be funded under a group annuity contract, or may be funded under a group annuity contract and one or more trusts, each of which is referred to herein as a "Trust."

     9. The Plan is amended by inserting a new Article XIII and XIV effective as follows:

                                 ARTICLE XIII
                             INVESTMENT ELECTIONS

          13.1 INVESTMENT FUNDS ESTABLISHED. It is contemplated that the assets of this Plan shall be invested in such categories of assets as may be determined from time to time by the Committee and announced and made available on an equal basis to all Members and former Members. All amounts contributed to a Member's Employer Discretionary Contribution Account in the form of Company Stock shall be deposited in the Company Stock Fund and shall remain invested in the Company Stock fund until the Member or former Member instructs the Trustee to transfer all or a portion of such amount to other investment funds in accordance with procedures established by the Committee. In accordance with procedures established by the Committee, each Member and former Member may designate the percentage [or amount] of his Account balances (except as specified above), to be invested in each investment fund available under the Plan. Up to one hundred percent (100%) of the Trust assets may be invested in Company Stock.

          13.2 ELECTION PROCEDURES ESTABLISHED. The Committee shall, from time to time, establish rules to be applied in a nondiscriminatory manner as to all matters relating to the administration of the investment of funds including, but not limited to, the following:

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                (a) The percentage or amount of a Member's or former Member's
          Account as it exists, from time to time, that may be transferred from one fund to another and the limitations based on amounts, percentages, time, or frequency, if any, on such transfers;

                (b) The percentage of a Member's future contributions, when allocated to his Account, that may be invested in any one or more funds and the limitations based upon amounts, percentages, time, or frequency, if any, on such investments in various funds;

                (c) The procedures for making investment elections and changing existing investment elections;

                (d) The period of notice required for making investment elections and changing existing investment elections;

                (e) The handling of income and change of value in funds when funds are in the process of being transferred between investment funds and to investment funds; and

                (f) All other matters necessary to permit the orderly operation of investment funds within the Plan.

     When the Committee changes any previous applicable rule, it shall state the effective time of the change and the procedures for complying with any such change. Any change shall remain effective until such date as stated in the change, or if none is stated, until revoked or changed in a like manner.


                                  ARTICLE XIV
                   VOTING OF COMPANY STOCK AND TENDER OFFERS

          14.1 VOTING OF COMPANY STOCK. When the Company files preliminary or final proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials, the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the Company, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Member with an interest in Company Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of the Company Stock credited to each Member's or former Member's Account. The Company shall provide the Trustee with a copy of any materials provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to the Members and former Members.

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     Each Member and former Member with an interest in Company Stock held in the
Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the number of shares of the Company Stock reflecting such Member's or former Member's proportional interest in the Company Stock held in the Trust (both vested and unvested). Directions from a Member or former Member to the Trustee concerning the voting of the Company Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the Company must have the safeguarded information in order to comply with Federal laws or State laws not preempted by ERISA. Upon its receipt of the directions, the Trustee shall vote the shares of the Company Stock reflecting the Member's or former Member's proportional interest in the Company Stock held in the Trust as directed by the Member or former Member. The Trustee shall vote shares of the Company Stock reflecting such Member's or former Member's proportional interest in the Company Stock held in the Trust (both vested and unvested) for which it has received no directions from the Member or former Member in the same proportion on each issue as it votes those shares for which it received voting directions from Members and former Members. The Trustee shall vote shares of the Company Stock not credited to Members' or former Members' Accounts in the same proportion on each issue as it votes those shares credited to Members' and former Members' Accounts for which it received voting directions from Members and former Members.

          14.2 TENDER OFFERS. Upon commencement of a tender offer for any securities held in the Trust that constitute Company Stock, the Company shall notify each Member and former Member of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to each Member and former Member the same information that is distributed to other stockholders of the Company in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Member or former Member may direct the Trustee whether or not to tender the Company Stock credited to the Member's or former Member's vested and unvested Accounts. The Company shall provide the Trustee with a copy of any material provided to the Members and former Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members and former Members.

          Each Member and former Member shall have the right to direct the Trustee to tender or not to tender some or all of the shares of the Company Stock reflecting his proportional interest in the Company Stock held in the Trust (both vested and unvested). Directions from a Member or former Member to the Trustee concerning the tender of the Company Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the

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     preceding paragraph. These directions shall be held in confidence by the
     Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Company Stock as directed by the Member or former Member. To the extent that Members or former Members fail to affirmatively direct the Trustee or fail to issue valid directions to the Trustee to tender shares of the Company Stock credited to their Accounts, those Members or former Members will be deemed to have instructed the Trustee not to tender those shares. Accordingly, the Trustee shall not tender shares of Company Stock credited to a Member's or former Member's Accounts for which it has received no directions or invalid directions from the Member or former Member.

          The Trustee shall tender that number of shares of the Company Stock not credited to Members' or former Members' Accounts which is determined by multiplying the total number of shares of the Company Stock not credited to Members' or former Members' Accounts by a fraction of which the numerator is the number of shares of the Company Stock credited to Members' or former Members' accounts for which the Trustee has received valid directions from Members or former Members to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of the Company Stock credited to Members' or former Members' Accounts.

          A Member or former Member who has directed the Trustee to tender some or all of the shares of the Company Stock credited to the Member's or former Member's Accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of the Company Stock not credited to Members' or former Members' Accounts have been tendered, the Trustee shall redetermine the number of shares of the Company Stock that would be tendered under this Section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of the Company Stock not credited to Members' or former Members' Accounts necessary to reduce the amount of tendered Company Stock not credited to Members' or former Members' Accounts to the amount so redetermined. A Member or former Member shall not be limited as to the number of directions to tender or withdraw that the Member or former Member may give to the Trustee.

          A direction by a Member or former Member to the Trustee to tender shares of the Company Stock reflecting the Member's or former

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     Member's proportional interest in the Company Stock held in the Trust shall not be considered a written election under the Plan by the Member or former Member to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Member or former Member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of the Company Stock tendered from that interest.

          14.3 SHARES CREDITED. For all purposes of this Article, the number of shares of the Company Stock deemed "credited" to a Member's or former Member's Accounts as of the relevant date (the record date or the date specified in the tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent to the credit of the Plan as of the relevant date. In the case of a tender offer, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date.

          14.4 CONVERSION. All provisions in this Article shall also apply to any securities received as a result of a conversion of the Company Stock.

          14.5 NAMED FIDUCIARY. For purposes of ERISA, each Member or former Member shall be the named fiduciary for purposes of Section 403(a)(1) of ERISA in connection with the exercise of voting and tender offer rights relating to shares of the Company Stock credited to the his Accounts and any shares of the Company Stock not credited to his Accounts that may be affected by his voting or tender decision.


          IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 22nd day of June, 1998.

                                   DRYPERS CORPORATION


                                   By /s/ Jonathan P. Foster
                                     ------------------------------------
                                     Jonathan P. Foster
                                     Executive Vice President and
                                      Chief Financial Officer

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